Message to Shareholders

Greer Bancshares Incorporated

November 14, 2011

Dear Shareholders and Friends:

For the quarter ended September 30, 2011, Greer Bancshares Incorporated reported a net loss of $(643,000) before TARP-related expenses of $163,000, resulting in a net loss attributable to common shareholders of $(806,000) or $(0.32) per diluted common share. For the nine months ended September 30, 2011, the net loss was ($2,424,000) before TARP related expenses of $488,000, resulting in a net loss attributable to common shareholders of $(2,912,000) or $(1.17) per diluted common share.

While we do not wish to characterize these losses in a positive manner, the losses are substantially less than those of one year ago when the net loss for the third quarter after TARP was ($5,973,000) or ($2.40) per diluted common share and the nine-month, year-to-date loss after TARP was ($7,212,000) or ($.2.90) per diluted share. As stated in our last Message to Shareholders, we are hopeful that our worst experiences are now behind us and optimistic that we soon will return to profitability on a month to month and quarter to quarter basis. Nevertheless, we recognize we still have much work to do to improve our financial performance.

We are pleased to report that Greer State Bank has been able to increase its capital ratios in recent months by continuing to reduce the Bank’s total assets, and as of September 30, 2011 its Tier One Leverage Ratio was 6.76% and Total Risk Based Capital was 11.46%.

As of September 30, 2011:

•	total assets were $387 million, a decrease of 15.3% from December 31, 2010;

•	total loans outstanding were $231 million, down 14.3% from year end 2010; and

•	total deposits were $288 million, down 9.8% from year end 2010.

Recent trends in the Bank’s past dues and non-accrual loans represent good progress. Non-accrual loans have decreased to $11,880,000 as of September 30, 2011, from $18,705,000 at year-end 2010. Delinquent loans over thirty days have decreased to $2,970,000 at September 30, 2011, from $10,575,000 at December 31, 2010. We diligently and carefully work past due loans, working with customers to bring accounts current and thereby help them preserve their creditworthiness and reduce our collection and legal expenses.

We sincerely thank you for your past support, patience and understanding which we value highly and certainly do not take for granted. We also wish to assure you that our directors, officers, and staff are working in a very focused and disciplined manner to improve the company’s financial performance and restore greater value.

Finally, we welcome your comments for improving your Company and our communications with you.

Walter M. Burch	R. Dennis Hennett
Chairman of the Board	President & Chief Executive Officer

CONSOLIDATED

BALANCE SHEET

Unaudited

Dollars in thousands, except per share data

	09/30/11	12/31/10
Assets
Cash and due from banks	$9,535	$23,700
Interest bearing deposits in banks	726	512
Federal funds sold	1,062	3,754

Cash and cash equivalents	11,323	27,966
Investment securities:
Available for sale	124,480	132,813
Loans, net of allowance for loan losses	224,988	262,505
Loans held for sale	152	1,082
Premises and equipment, net	5,022	5,253
Accrued interest receivable	1,400	1,829
Restricted stock	4,468	5,309
Other real estate owned	6,338	9,038
Deferred tax asset	—	457
Other assets	8,641	10,515

Total Assets	$386,812	$456,767

Liabilities
Deposits
Noninterest bearing	$36,161	$36,434
Interest bearing	252,257	283,482

Total deposits	288,418	319,916
Long term borrowings	75,341	113,841
Other liabilities	5,248	4,749

Total Liabilities	369,007	438,506

Stockholders’ Equity
Preferred stock	10,206	10,126
Common stock	12,433	12,433
Additional paid in capital	3,697	3,634
Retained earnings (loss)	(9,707)	(7,203)
Accumulated other comprehensive income (loss)	1,176	(729)

Total Stockholders’ Equity	17,805	18,261

Total Liabilities and Stockholders’ Equity	$386,812	$456,767

CONSOLIDATED

STATEMENTS OF LOSS

Unaudited

Dollars in thousands, except per share data

	For Three months Ended		For Nine months Ended
	9/30/11	9/30/10	9/30/11	9/30/10
Interest income
Loans	$3,221	$3,901	$10,051	$12,017
Investment securities:
Taxable	759	723	2,300	2,416
Exempt from federal income tax	304	263	901	773
Federal funds sold	7	5	34	18
Other	1	4	5	11

Total interest income	4,292	4,896	13,291	15,235
Interest expense
Interest on deposit accounts	823	1,202	2,835	3,620
Interest on other borrowings	647	940	2,134	2,934

Total interest expense	1,470	2,142	4,969	6,554

Net interest income	2,822	2,754	8,322	8,681
Provision for loan losses	1,197	3,248	3,292	5,924

Net interest income (loss) after provision for loan losses	1,625	(494)	5,030	2,757
Noninterest income
Customer service fees	196	201	561	602
Gain on sale of investment securities	892	—	1,077	1,120
Other noninterest income	589	781	1,498	1,571

Total noninterest income	1,677	982	3,136	3,293

Noninterest expenses
Salaries and employee benefits	1,320	1,389	3,952	4,221
Occupancy and equipment	179	181	521	565
FDIC deposit insurance assessments	217	147	739	449
Other real estate owned and foreclosure costs	1,329	920	3,217	2,653
Other	900	534	2,161	1,753

Total noninterest expenses	3,945	3,171	10,590	9,641

CONSOLIDATED

STATEMENTS OF LOSS

Unaudited

Dollars in thousands, except per share data

	For Three months Ended		For Nine months Ended
	9/30/11	9/30/10	9/30/11	9/30/10
Loss before income taxes	(643)	(2,683)	(2,424)	(3,591)

Provision for income taxes	—	3,129	—	3,141

Net loss	(643)	(5,812)	(2,424)	(6,732)

Preferred stock dividends and net discount accretion	(163)	(161)	(488)	(480)

Net loss available to common shareholders	$(806)	$(5,973)	$(2,912)	$(7,212)

Weighted average shares outstanding	2,486	2,486	2,486	2,486

Basic net loss per share of common stock	$(.32)	$(2.40)	$(1.17)	$(2.90)

Diluted net loss per share of common stock	$(.32)	$(2.40)	$(1.17)	$(2.90)

* * * * * * * * * * *

Forward-looking and cautionary statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation:

•	significant increases in competitive pressure in the banking and financial services industries;

•

reduced earnings due to higher credit losses owing to economic factors, including declining home values, increasing interest rates, increasing unemployment, or changes in payment behavior or other causes;

•	the concentration of our portfolio in real estate based loans and the weakness in the commercial real estate market;

•	increased funding costs due to market illiquidity, increased competition for funding or other regulatory requirements;

•	market risk and inflation;

•	level, composition and re-pricing characteristics of our securities portfolios;

•	availability of wholesale funding;

•	adequacy of capital and future capital needs;

•	our reliance on secondary sources of liquidity such as FHLB advances, federal funds lines of credit from correspondent banks and brokered time deposits, to meet our liquidity needs;

•	operating restrictions imposed by our Consent Order, such as limitations on the use of brokered deposits;

•	our inability to meet the requirements set forth in our Consent Order within prescribed time frames;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment, including recently enacted and proposed legislation;

•	adequacy of the level of our allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets;

•	ability to generate future taxable income to realize deferred tax assets;

•	ability to have sufficient liquidity at the parent holding company level to pay preferred stock dividends and interest expense on junior subordinated debt; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this report.

Greer Bancshares Incorporated and Greer State Bank Directors
Mark S. Ashmore	Steven M. Bateman
Ashmore Bros, Inc/Century	Steven M. Bateman, CPA
Concrete	Owner
President

Walter M. Burch	Raj K. S. Dhillon
Retired	Motel Owner and
The Greer Citizen	Land Developer
Former Co-Publisher/
General Manager

Gary M. Griffn	R. Dennis Hennett
Mutual Home Stores	Greer State Bank
President & CEO

Harold K. James	Paul D. Lister
James Agency, Inc	Lister, Jeter & Lloyd,
Real Estate and Insurance	CPA’s, LLC
Vice President/Broker In Charge

Theron C. Smith, III	C. Don Wall
Eye Associates of Carolina, P.A.	Professional Pharmacy of Greer
President	President

Greer State Bank Executive Officers

R. Dennis Hennett	J. Richard Medlock, Jr.
President & CEO	Executive Vice President/
Chief Financial Officer

Victor K. Grout
Executive Vice President/
Commercial Banking Manager/
Chief Credit Officer

Greer Bancshares Incorporated

R. Dennis Hennett	J. Richard Medlock, Jr.
President & CEO	Secretary/Treasurer
Chief Financial Officer

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE &

GREER FINANCIAL SERVICES

1111 West Poinsett Street

Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street

Greer, South Carolina 29650

871 South Buncombe Road

Greer, South Carolina 29650

3317 Wade Hampton Boulevard

Taylors, SC 29687

864-877-2000

“TELEBANKER” - 864-879-2265

www.greerstatebank.com

Member FDIC

GREER BANCSHARES INCORPORATED Post Office Box 1029 Greer, South Carolina 29652-1029	FIRST CLASS MAIL U.S. POSTAGE PAID New Brunswick, NJ Permit No. 658

CONSOLIDATED

QUARTERLY FINANCIAL

STATEMENTS

September 30, 2011

POST OFFICE BOX 1029

GREER, SC 29652